      EXHIBIT INDEX



Exhibit 4AMemorandum and Articles of Association of The National Grid Group plc, incorporated by reference to Exhibit 1 of the Registrant's 1998 Form 20-F, File No. 1-14958

Exhibit 4BAmended and Restated Deposit Agreement, dated as of October 6, 1999, among The National Grid Group plc, The Bank of New York, as depositary, and Holders from time to time of American Depositary Receipts, incorporated by reference to Exhibit 2(i) of the Registrant's 1998 Form 20-F, File No. 1-14958

Exhibit 4CNational Grid USA Companies' Incentive Thrift Plan I, as amended and restated effective March 22, 2000

Exhibit 4DNational Grid USA Companies' Incentive Thrift Plan II, as amended and restated effective March 22, 2000

Exhibit 23AConsent of PricewaterhouseCoopers re 20-F financial statements

Exhibit 23BConsent of PricewaterhouseCoopers re U-5-S financial statements

Exhibit 23CConsent of PricewaterhouseCoopers re U-5-S financial statements

Exhibit 24Powers of Attorney of the Directors